Exhibit 99.1

Agilent Reports Fourth-Quarter and Fiscal Year 2021 Financial Results
Fourth Quarter Caps Off Record-Setting Performance in 2021

Highlights:

Fourth-quarter fiscal year 2021
•Revenue of $1.66 billion represents 12% reported growth; and up 11% on a core(1) basis.
•GAAP net income of $442 million with earnings per share (EPS) of $1.45, up 104% from the fourth quarter of 2020.
•Non-GAAP(2) net income of $368 million with EPS of $1.21, up 23% from the fourth quarter of 2020.

Fiscal year 2021
•Fiscal year 2021 revenue of $6.32 billion delivers 18% reported growth and a 15% increase in core(1) revenue over fiscal year 2020.
•Full-year GAAP net income of $1.21 billion with EPS of $3.94, up 71% from fiscal year 2020.
•Non-GAAP(2) net income of $1.33 billion with EPS of $4.34, up 32% from fiscal year 2020.

Outlook
•Fiscal year 2022 revenue expected in the range of $6.65 billion to $6.73 billion, representing reported growth of 5.2% to 6.5% and core(1) growth of 5.5% to 7%. Fiscal year 2022 non-GAAP(3) earnings guidance of $4.76 to $4.86 per share.
•Fiscal first-quarter revenue guidance of $1.64 billion to $1.66 billion, representing reported and core(1) revenue growth of 5.9% to 7.2%. Fiscal first-quarter non-GAAP(3) earnings guidance of $1.16 to $1.18 per share.

SANTA CLARA, Calif., Nov. 22, 2021 – Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.66 billion for the fourth quarter ended Oct. 31, 2021, up 12% year over year (core(1) growth of 11%). Revenue for the full year was $6.32 billion, delivering 18% reported growth (core(1) growth of 15%), up a record $980 million above that of fiscal year 2020.

On a GAAP basis, fourth-quarter net income was $442 million, or $1.45 per share. This compares with $222 million, or 71 cents per share, in the fourth quarter of fiscal year 2020. Non-GAAP(2) net income was $368 million, or $1.21 per share during the quarter, compared with $305 million or 98 cents per share during the fourth quarter a year ago.

For the full year, GAAP net income was $1.21 billion or $3.94 per share, up 71% from fiscal year 2020. Non-GAAP(2) net income was $1.33 billion or $4.34 per share, up 32% from fiscal year 2020.
“Our strong fourth quarter closes out a record top- and bottom-line performance in fiscal year 2021,” said Mike McMullen, Agilent president and CEO. “We continue to see strong momentum in our business and look forward to the Agilent team extending it into the year ahead.”

1

Financial Highlights

Life Sciences and Applied Markets Group
Fourth-quarter revenue of $747 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) grew a reported 11% year over year (also an increase of 11% on a core(1) basis). LSAG’s operating margin for the quarter was 26.6%. Full-year revenue of $2.82 billion increased a reported 18% versus fiscal 2020 (up 16% on a core(1) basis). LSAG’s operating margin for the full year was 25.6%.

Agilent CrossLab Group
The Agilent CrossLab Group (ACG) posted fourth-quarter revenue of $572 million, representing year-over-year reported growth of 10% (up 9% on a core(1) basis). ACG’s operating margin for the quarter was 29.9%. Full-year revenue of $2.20 billion grew a reported 16% over last year (up 12% on a core(1) basis). ACG’s operating margin for the year was 28.1%.

Diagnostics and Genomics Group
The Diagnostics and Genomics Group (DGG) generated fourth-quarter revenue of $341 million, up a reported 16% year over year (up 13% on a core(1) basis). DGG posted operating margins of 20.8%. Full-year revenue was $1.30 billion, which was up a reported 24% year over year (up 20% on a core(1) basis). DGG’s operating margin for the year was 21.0%.

Fiscal Year 2022 and First-Quarter Outlook
Fiscal year 2022 revenue is expected to be in the range of $6.65 billion to $6.73 billion, representing reported growth of 5.2% to 6.5% and core(1) growth of 5.5% to 7%. Non-GAAP(3) earnings-per-share guidance for fiscal year 2022 is in the range of $4.76 to $4.86 per share.
The outlook for fiscal 2022 first-quarter revenue is expected to be in a range of $1.64 billion to $1.66 billion, representing reported and core(1) growth of 5.9% to 7.2%. Fiscal first-quarter non-GAAP(3) earnings guidance is in a range of $1.16 to $1.18 per share
The outlook is based on Oct. 31, 2021, currency exchange rates.

Conference Call
Agilent’s management will present additional details regarding the company’s fourth-quarter and fiscal year 2021 financial results on a conference call with investors today at 1:30 p.m. PST. The event will be webcast live in listen-only mode. To listen to the webcast, select the “Q4 2021 Agilent Technologies Inc. Earnings Conference Call” link in the “News & Events > Events” portion of the Investor Relations section of the Agilent website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in the life sciences, diagnostics, and applied chemical markets, delivering insight and innovation toward advancing the quality of life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our
2

customers' most challenging questions. The company generated revenue of $6.32 billion in fiscal 2021 and employs 17,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s revenue and non-GAAP earnings guidance for the first quarter and full fiscal year 2022, future amortization of intangibles and Agilent’s growth prospects, business model and financial results. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended July 31, 2021. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q4 fiscal year 2021 and full fiscal year 2021 are set forth on pages 6 and 7 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q1 fiscal year 2022 and full fiscal year 2022 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash asset impairments, intangibles amortization, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, loss on extinguishment of debt, business exit and divestiture costs, pension settlement loss and net gain on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q1 fiscal year 2022 and full fiscal year 2022 exclude primarily the impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $50 million per quarter.
3

# # # # #
Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

4

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Years Ended
	October 31,		October 31,
	2021	2020	2021	2020

Net revenue	$1,660	$1,483	$6,319	$5,339

Costs and expenses:
Cost of products and services	760	695	2,912	2,502
Research and development	116	102	441	495
Selling, general and administrative	389	387	1,619	1,496
Total costs and expenses	1,265	1,184	4,972	4,493

Income from operations	395	299	1,347	846

Interest income	1	1	2	8
Interest expense	(21)	(19)	(81)	(78)
Other income (expense), net	73	2	92	66

Income before taxes	448	283	1,360	842

Provision for income taxes	6	61	150	123

Net income	$442	$222	$1,210	$719

Net income per share:
Basic	$1.46	$0.72	$3.98	$2.33
Diluted	$1.45	$0.71	$3.94	$2.30

Weighted average shares used in computing net income per share:
Basic	303	308	304	309
Diluted	305	311	307	312

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	October 31, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,484	$1,441
Short-term investments	91	—
Accounts receivable, net	1,172	1,038
Inventory	830	720
Other current assets	222	216
Total current assets	3,799	3,415

Property, plant and equipment, net	945	845
Goodwill and other intangible assets, net	4,956	4,433
Long-term investments	185	158
Other assets	820	776
Total assets	$10,705	$9,627

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$446	$354
Employee compensation and benefits	493	367
Deferred revenue	441	386
Short-term debt	—	75
Other accrued liabilities	328	285
Total current liabilities	1,708	1,467

Long-term debt	2,729	2,284
Retirement and post-retirement benefits	220	389
Other long-term liabilities	659	614
Total liabilities	5,316	4,754

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 302 million shares at October 31, 2021 and 306 million shares at October 31, 2020, issued and outstanding	3	3
Additional paid-in-capital	5,320	5,311
Retained earnings	348	81
Accumulated other comprehensive loss	(282)	(522)
Total stockholders' equity	5,389	4,873
Total liabilities and stockholders' equity	$10,705	$9,627

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Years Ended
	October 31,
	2021	2020
Cash flows from operating activities:
Net income	$1,210	$719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	321	308
Share-based compensation	110	83
Excess and obsolete inventory related charges	29	28
Loss on extinguishment of debt	17	—
Asset impairment charges	2	99
Net gain on equity securities	(98)	(27)
Change in fair value of contingent consideration	(21)	—
Other non-cash expenses, net	3	8
Changes in assets and liabilities:
Accounts receivable, net	(128)	(107)
Inventory	(136)	(68)
Accounts payable	64	2
Employee compensation and benefits	112	29
Other assets and liabilities	—	(153)
Net cash provided by operating activities (a)	1,485	921

Cash flows from investing activities:
Investments in property, plant and equipment	(188)	(119)
Proceeds from sale of property, plant and equipment	1	1
Payment to acquire fair value investments	(22)	(20)
Proceeds from sale of equity securities	12	—
Payment to acquire intangible assets	(1)	—
Payment in exchange for convertible note	(5)	(9)
Acquisition of businesses and intangible assets, net of cash acquired	(546)	—
Net cash used in investing activities	(749)	(147)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	55	60
Payment of taxes related to net share settlement of equity awards	(76)	(37)
Issuance of senior notes	848	499
Debt issuance costs	(7)	(4)
Payment of dividends	(236)	(222)
Repayment of senior notes	(417)	—
Proceeds from commercial paper	1,647	420
Repayment of commercial paper	(1,722)	(345)
Proceeds from revolving credit facility	—	798
Repayment of revolving credit facility	—	(1,413)
Repayment of finance lease	—	(4)
Treasury stock repurchases	(788)	(469)
Net cash used in financing activities	(696)	(717)

Effect of exchange rate movements	3	2

Net increase in cash, cash equivalents and restricted cash	43	59

Cash, cash equivalents and restricted cash at beginning of period	1,447	1,388

Cash, cash equivalents and restricted cash at end of period	$1,490	$1,447

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,484	$1,441
Restricted cash, included in other assets	6	6
Total cash, cash equivalents and restricted cash	$1,490	$1,447

(a) Cash payments included in operating activities:
Income tax paid, net	$211	$361
Interest payments	$76	$71
The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Years Ended
	October 31,				October 31,
	2021	Diluted EPS	2020	Diluted EPS	2021	Diluted EPS	2020	Diluted EPS
GAAP net income	$442	$1.45	$222	$0.71	$1,210	$3.94	$719	$2.30
Non-GAAP adjustments:
Asset impairments	—	—	—	—	2	0.01	99	0.32
Intangible amortization	51	0.17	45	0.14	194	0.63	184	0.59
Transformational initiatives	5	0.02	12	0.04	37	0.12	53	0.17
Acquisition and integration costs	9	0.03	8	0.03	41	0.13	41	0.13
Change in fair value of contingent consideration	(21)	(0.07)	—	—	(21)	(0.07)	—	—
Loss on extinguishment of debt	—	—	—	—	17	0.06	—	—
Business exit and divestiture costs	1	—	2	0.01	5	0.02	2	0.01
Pension settlement loss	1	—	4	0.01	1	—	4	0.01
Net gain on equity securities	(73)	(0.24)	(2)	(0.01)	(92)	(0.30)	(28)	(0.09)
Other	2	0.01	5	0.02	9	0.02	10	0.04
Adjustment for taxes (a)	(49)	(0.16)	9	0.03	(71)	(0.22)	(61)	(0.20)
Non-GAAP net income	$368	$1.21	$305	$0.98	$1,332	$4.34	$1,023	$3.28

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months and year ended October 31, 2021, management used a non-GAAP effective tax rate of 13.00% and 14.25%, respectively. For the three months and year ended October 31, 2020, management used a non-GAAP effective tax rate of 14.65% and 15.25%, respectively.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, loss on extinguishment of debt, business exit and divestiture costs, pension settlement loss and net gain on equity securities.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Loss on extinguishment of debt relates to the net loss recorded on the redemption of $100 million of the $400 million outstanding 3.2% 2022 senior notes due on October 1, 2022, called on December 22, 2020 and settled on January 21, 2021 and the net loss recorded on the redemption of the remaining $300 million called on March 5, 2021 and settled on April 5, 2021.

Business exit and divestiture costs include costs associated with business divestitures.

Pension settlement loss relates to the relief of the US Retirement Plan pension obligation due to increased lump sum payouts over a specified accounting threshold.

Net gain on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Other includes certain legal costs and settlements, special compliance costs and acceleration of share-based compensation expense in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q4'21	Q4'20
Revenue	$747	$671
Gross Margin, %	59.4%	59.2%
Income from Operations	$199	$166
Operating margin, %	26.6%	24.8%

Diagnostics and Genomics Group

	Q4'21	Q4'20
Revenue	$341	$294
Gross Margin, %	52.5%	50.9%
Income from Operations	$71	$60
Operating margin, %	20.8%	20.3%

Agilent CrossLab Group

	Q4'21	Q4'20
Revenue	$572	$518
Gross Margin, %	53.4%	51.8%
Income from Operations	$171	$143
Operating margin, %	29.9%	27.7%

Year-over-Year

Life Sciences and Applied Markets Group

	FY21	FY20
Revenue	$2,823	$2,392
Gross Margin, %	59.8%	59.2%
Income from Operations	$722	$548
Operating margin, %	25.6%	22.9%

Diagnostics and Genomics Group

	FY21	FY20
Revenue	$1,296	$1,047
Gross Margin, %	52.8%	51.9%
Income from Operations	$273	$192
Operating margin, %	21.0%	18.3%

Agilent CrossLab Group

	FY21	FY20
Revenue	$2,200	$1,900
Gross Margin, %	52.3%	52.2%
Income from Operations	$618	$516
Operating margin, %	28.1%	27.2%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration and business exit and divestiture costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q4'21	Q4'20	Year-over-Year % Change

Life Sciences and Applied Markets Group	$747	$671	11%
Diagnostics and Genomics Group	341	294	16%
Agilent CrossLab Group	572	518	10%
Agilent	$1,660	$1,483	12%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q4'21	Q4'20	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$747	$671	11%	11%	__	$4
Diagnostics and Genomics Group	333	294	14%	13%	1 ppt	1
Agilent CrossLab Group	572	518	10%	9%	1 ppt	6
Agilent (Core)	$1,652	$1,483	11%	11%	__	$11

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	FY21	FY20	Year-over-Year % Change

Life Sciences and Applied Markets Group	$2,823	$2,392	18%
Diagnostics and Genomics Group	1,296	1,047	24%
Agilent CrossLab Group	2,200	1,900	16%
Agilent	$6,319	$5,339	18%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	FY21	FY20	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$2,823	$2,392	18%	16%	2 ppts	$59
Diagnostics and Genomics Group	1,282	1,047	22%	20%	2 ppts	27
Agilent CrossLab Group	2,200	1,900	16%	12%	4 ppts	67
Agilent (Core)	$6,305	$5,339	18%	15%	3 ppts	$153

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current year currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.